NEWS ANNOUNCEMENT

Date:	January 31, 2006

Contact:	Susan J. Cooke

To:	News Media

Release Date:	Immediate

COASTAL FINANCIAL CORPORATION
ANNOUNCES FISCAL 2006 FIRST QUARTER EARNINGS

Myrtle Beach, South Carolina, (January 31, 2006) . . . Coastal Financial Corporation (Nasdaq/CFCP) today announced earnings for the first fiscal quarter ended December 31, 2005.

Net income for the first quarter of fiscal 2006 increased 9.8% to $4.4 million or $0.23 per share ($0.22 per share diluted), as compared to $4.0 million or $0.21 per share ($0.20 per share diluted) for the same period of fiscal 2005.

At December 31, 2005, assets totaled $1.58 billion, an increase of 14.3% from $1.38 billion at December 31, 2004. During the same period, Customer Deposits (excluding brokered deposits) increased 16.1%, from $742.0 million to $861.7 million, and loans receivable increased 20.1%, from $817.5 million to $981.9 million. In comparing the first quarters of fiscal 2005 and 2006, net interest income after provision for loan losses grew 15.3% to $12.9 million.

Returns on average assets and average equity were 1.14% and 18.1%, respectively, for the three months ended December 31, 2005, as compared to 1.20% and 18.5% for the comparable period in fiscal 2005.

At December 31, 2005, asset quality continued to be good with non-performing assets to total assets of 0.31% as compared with 0.46% at December 31, 2004.

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Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation, said, "We are very pleased with the performance of Coastal Financial Corporation for the first quarter of fiscal 2006, particularly given the strong competition for deposits and loans and difficult interest rate environment.”

“During the first quarter of fiscal 2006, we announced a 13.5% increase in fiscal 2005 diluted per share net income, a 10% stock dividend, a $.05 per share cash dividend and the results of the 2005 FDIC SUMMARY OF DEPOSITS REPORT, which, for the 5th consecutive year, ranked Coastal Federal Bank the leader in deposit market share for Horry County, South Carolina at June 30, 2005. Coastal Federal Bank has enjoyed this top ranking for seven of the past ten years. This report also showed that Coastal Federal Bank is ranked 3rd in deposit market share for Brunswick County, North Carolina. Other notable events and accomplishments during this quarter include the completion and opening of our Oak Island branch office on Oak Island Drive in Oak Island, North Carolina and our Stephens Crossroads branch at the intersection of Hwys 90 and 57 in Longs, South Carolina, the nearing of completion of our new prototype branch office at the intersection of Hwy 701 and Country Club Drive in Conway, South Carolina and the commencement of construction of new branch offices at the intersection of Hwy 544 and Singleton Ridge Road in Conway, South Carolina and at Sayebrook West on Hwy 544 in Surfside Beach, South Carolina. These activities are indicative of the continued growth and progress which have resulted from our ever-increasing focus on our QUEST FOR EXCELLENCE Business Model,” concluded Mr. Gerald.

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with assets of $1.6 billion, is a federally chartered and FDIC insured community bank with twenty-one offices serving the communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Retirement, Estate and Tax Planners offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.

Stock Trading Information

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol "CFCP." For information, contact Raymond James Financial Services at 1-843-918-7600.

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Dividend Reinvestment and Direct Stock Purchase Plan

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

Shareholder Services

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

Investor Relations

Analysts, investors and others seeking financial information should contact:
Susan J. Cooke - Senior Vice President and Secretary
Coastal Financial Corporation
2619 Oak Street
Myrtle Beach, South Carolina 29577
(843) 205-2676

Forward Looking Statements

Forward Looking Statements
This report may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent the Company’s expectations or beliefs concerning future events. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond the Company’s control and which may cause its actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•     Competitive pressures among depository and other financial institutions in the Company’s market areas may increase significantly.

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•     Adverse changes in the economy or business conditions, either nationally or in the Company’s market areas, could increase credit-related losses and expenses and/or limit growth.
•     Increases in defaults by borrowers and other delinquencies could result in increases in the Company’s provision for losses on loans and related expenses.
•     The Company’s inability to manage growth effectively, including the successful expansion of the Company’s Customer support, administrative infrastructure and internal management systems, could adversely affect the Company’s results of operations and prospects.
•     Fluctuations in interest rates and market prices could reduce the Company’s net interest margin and asset valuations and increase expenses.
•     The consequences of continued bank acquisitions and mergers in the Company’s market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to the Company’s detriment.
•     The Company’s continued growth will depend in part on its ability to enter new markets successfully and capitalize on other growth opportunities.
•     Changes in legislative or regulatory requirements, or actions by the Securities and Exchange Commission (“SEC”), the Financial Accounting Standards Board (“FASB”), or the Public Company Accounting Oversight Board, applicable to the Company and its subsidiaries could increase costs, limit certain operations and adversely affect results of operations.
•     Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase the Company’s tax expense or adversely affect its Customers’ businesses.
•     Company initiatives now in place or introduced in the future, not producing results consistent with historic growth rates or results which justify their costs.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this report. Except as may be required by applicable law or regulation, the Company undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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COASTAL FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited - Dollars in Thousands Except Per Share Data)

	Three Months Ended
	Dec. 31	Dec. 31	Percentage
	2005	2004	Change
Interest Income	$23,038	$17,957	28.30%
Interest Expense	9,762	6,442	51.54%

Net Interest Income	13,276	11,515	15.29%

Provision for Loan Losses	400	350	14.29%
Net Interest Income After
Provision for Loan Losses	12,876	11,165	15.32%

Other Income*	3,588	2,767	29.67%

General & Administrative
Expenses	9,680	7,780	24.42%

Earnings Before Taxes	6,784	6,152	10.27%

Income Taxes	2,341	2,107	11.11%

Net Income	$4,443	$4,045	9.84%

Earnings Per Common Share

Basic	$0.23	$0.21	9.52%
Diluted	$0.22	$0.20	10.00%

Average Common Shares Outstanding
Basic (in thousands)	19,473	19,261	1.10%

Average Common Shares Outstanding
Diluted (in thousands)	20,375	20,364	0.05%

Net Interest Margin	3.70%	3.66%	1.09%

Return on Average Assets	1.14%	1.20%	-5.00%

Return on Average Equity	18.10%	18.51%	-2.22%

*Gains (losses) on sales of securities of ($46,000) and $158,000 are included in other income for the quarter ended December 31, 2005 and 2004, respectively.

COASTAL FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited - Dollars in Thousands Except Per Share Data)

(CONTINUED)

				Percentage
	At	At	At	Change from
	Dec. 31,	Sept. 30,	Dec. 31,	September 30,
	2005	2005	2004	2005
Total Assets (1)	$1,581,054	$1,543,459	$1,383,600	2.44%

Loans Receivable, Net	$981,871	$942,381	$817,511	4.19%

Customer Deposits (1) (2)	$861,661	$901,013	$741,975	-4.37%

Shareholders' Equity	$99,208	$97,221	$89,251	2.04%

Non-Performing Assets
to Total Assets (3)	0.31%	0.22%	0.46%	40.91%

Allowance for Loan Losses as a
Percentage of Total Net Loans	1.22%	1.25%	1.40%	-2.40%

Tangible Book Value
Per Share	$5.09	$5.00	$4.63	1.80%

	At or for the	At or for the
	Three Months Ended	Three Months Ended
	Dec. 31,	Sept. 30,	Percentage
	2005	2005	Change
Credit Quality:
Non-Performing Loans	$4,089	$2,641	54.83%
Non-Performing Loans as a % of Loans	0.42%	0.28%	50.00%
Allowance for Loan Losses as a % of
Non-Performing Loans	293.35%	444.83%	-34.05%
Non-Performing Assets (3)	$4,832	$3,459	39.69%
Non-Performing Assets as a % of Loans
and Foreclosed Property (3)	0.49%	0.37%	32.43%
Net Loan Charge-Offs
as a % of Average Loans (Annualized)	0.06%	0.12%	-50.00%

Stock Performance
At quarter end:
Market Price Per Share of Common Stock	$12.86	$13.65	-5.79%
Indicated Annual Dividend	$0.20	$0.18	11.11%
Dividend Yield	1.56%	1.32%	18.18%
Price/Book Ratio	253.00%	273.00%	-7.33%
Market Capitalization	$250,667%	$265,689	-5.65%

(1)	Total Assets and Customer Deposits in prior periods have been reclassified to conform to the December 31, 2005 presentation.
(2)	Customer Deposits exclude brokered deposits. Brokered deposits were $195,536, $169,905 and $4,991 at December 31, 2005, September 30, 2005 and December 31, 2004 respectively.
(3)	Non-performing assets consist of non-accrual loans 90 days or more past due and real estate owned.